Ex-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

March 27, 2009

Delaware Group Equity Funds II
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of each series of Delaware Group Equity Funds II (each a “Fund”), the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the applicable share class indicated below for each series for the period April 1, 2009 through March 31, 2010.

Fund	Share Class	12b-1 Cap

Delaware Large Cap Value Fund	Class R	0.50%
Delaware Value Fund	Class A	0.25%
	Class R	0.50%

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ Theodore K. Smith
Name: Theodore K. Smith
Title: Executive Vice President
Date: March 27, 2009

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds II
By:	/s/ Patrick P. Coyne

Name: Patrick P. Coyne
Title: President
Date: March 27, 2009